Exhibit 99.1

4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
NYSE symbol: PEB
www.pebblebrookhotels.com

PEBBLEBROOK HOTEL TRUST
REPORTS THIRD QUARTER 2019 RESULTS

Q3 FINANCIAL HIGHLIGHTS	▪ Net income: $30.0 million ▪ Same-Property EBITDA[1]: $145.1 million, (6.5%) YOY ▪ Adj. EBITDAre[1]: $136.5 million, +96.7% YOY ▪ Adj. FFO[1] per diluted share: $0.77, +4.1% YOY

Q3 OPERATING HIGHLIGHTS
▪    Same-Property Total RevPAR[1] (1.0%) YOY and RevPAR[1] (2.2%) YOY
▪    Adjusted EBITDA, Adjusted FFO and Adjusted FFO/diluted share in-line
▪    Hotel operating performance slightly below expectations due to further moderation in demand growth and negative impact of lost business from Hurricane Dorian in September
▪    RevPAR growth in Philadelphia and Boston offset by weak performance in Seattle, Chicago, San Francisco and Washington, D.C.

STRATEGIC DISPOSITION PLAN
▪    Sold or executed contracts for $171.2 million: sold Hotel Amarano Burbank ($72.9 million), Rouge Hotel ($42.0 million), and Hotel Madera ($23.3 million); and Topaz Hotel contract executed at $33.0 million
▪    On track to sell $1.45 billion of properties from the closing of last year’s corporate acquisition; property transaction market remains healthy and active, and pricing remains stable and attractive

BALANCE SHEET
▪    Net Debt to Trailing 12-Month Corporate EBITDA[1] at end of Q3: 4.6x
▪    Further progress reducing leverage and optimizing portfolio through strategic property sales since corporate acquisition late last year

2019 OUTLOOK
▪    Net income: $99.2 million to $103.2 million (midpoint down $52.0 million)
▪    Same-Property RevPAR[1] Growth Rate: 0.6% to 1.2% (midpoint down 60 bps)
▪    Adj. EBITDAre[1]: $472.7 million to $476.7 million (midpoint down $8.7 million)
▪    Adj. FFO[1] per diluted share: $2.57 to $2.60 (midpoint down $0.06)

“
During the third quarter, we continued to execute on our strategic disposition program, completing property sales in Los Angeles and Washington, D.C. at very favorable prices and EBITDA multiples. We’re now three quarters of the way to our 2019 property disposition financial goal. Pursuant to our plans to create long-term value, we’ve made further progress on our redevelopment plans, making operator changes at two properties in Washington, D.C. to be redeveloped and repositioned next year, as well as announcing our future plans to comprehensively renovate and rebrand Paradise Point Resort & Spa as a Margaritaville Island Resort. We also managed to meet our overall corporate performance outlook for the quarter, despite slightly weaker than expected results at the property level due to transient travel demand moderating further and lost business due to the negative impact of Hurricane Dorian in September.”
- Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust

(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures.

Third Quarter and Year to Date Highlights

	Third Quarter		Nine Months Ended September 30,
	2019	2018	2019	2018

	($ in millions except per share and RevPAR data)
Net income	$30.0	$29.9	$96.2	$112.7

Same-Property RevPAR(1)	$226.67	$231.73	$215.28	$213.29
Same-Property RevPAR growth rate	(2.2%)		0.9%

Same-Property Total RevPAR(1)	$323.82	$327.07	$311.83	$306.86
Same-Property Total RevPAR growth rate	(1.0%)		1.6%

Same-Property Total Expenses(1)	$275.3	$269.5	$818.6	$791.7
Same-Property Total Expense growth rate	2.2%		3.4%

Same-Property EBITDA(1)	$145.1	$155.1	$405.7	$413.1
Same-Property EBITDA growth rate	(6.5%)		(1.8%)
Same-Property EBITDA Margin(1)	34.5%	36.5%	33.1%	34.3%

Adjusted EBITDAre(1)	$136.5	$69.4	$378.5	$201.4
Adjusted EBITDAre growth rate	96.7%		87.9%

Adjusted FFO(1)	$100.5	$51.2	$272.9	$153.4
Adjusted FFO per diluted share(1)	$0.77	$0.74	$2.08	$2.21
Adjusted FFO per diluted share growth rate	4.1%		(5.9%)

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Room Revenue Per Available Room (“RevPAR”), Same-Property Total Revenue Per Available Room (“Total RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Statistical Data table footnotes later in this press release.

▪	Net Income: The Company’s net income was $30.0 million in the third quarter of 2019, an increase of $0.1 million as compared to the same period of 2018.

▪
Same-Property Operating Statistics: Same-Property Total RevPAR declined 1.0 percent from the third quarter of 2018. Same-Property RevPAR for the third quarter decreased 2.2 percent from the prior year to $226.67, with Same-Property ADR declining 0.6 percent to $259.96 and Same-Property Occupancy decreasing by 1.6 percent to 87.2 percent.

▪
Same-Property EBITDA and Margins: The Company’s hotels generated $145.1 million of Same-Property EBITDA for the quarter ended September 30, 2019, down 6.5 percent versus the same period of 2018. Same-Property

Revenues declined 1.0 percent, while Same-Property Expenses increased 2.2 percent, resulting in Same-Property EBITDA Margin for the quarter decreasing 202 basis points to 34.5 percent.

▪
Operating Performance: Excluding the mandatory California Proposition 13 increases in real estate taxes for the California properties acquired as part of the Company’s corporate acquisition in November 2018, Same-Property Expenses increased just 1.2 percent during the third quarter, resulting in Same-Property EBITDA Margin for the quarter decreasing 143 basis points. Year to date through September, also excluding the Proposition 13 impact, Same-Property Expenses increased 2.4 percent, and Same-Property EBITDA margins declined 53 basis points.

“During the third quarter, our overall performance versus our expectations was impacted by weaker performance in San Diego, Los Angeles, San Francisco and Washington, D.C.,” said Mr. Bortz. “We also lost business at our hotels and resorts located in South Florida, due to the threat of Hurricane Dorian in early September. Despite the moderating demand growth environment, our hotel teams working closely with our asset managers continue to do a tremendous job limiting expense growth and finding creative and sustainable ways to increase efficiencies and productivity and take advantage of our larger scale through executing on new portfolio-wide initiatives, which are now running at an annual rate of savings of $5 million, halfway to achieving our $10 million objective. We expect to steadily execute on our portfolio-wide initiatives program to generate additional expense savings and operating synergies, create long-term value and achieve our objective by the end of next year.”

Update on Strategic Property Redevelopment Plan

The Company continued to implement its Strategic Property Redevelopment Plan during the third quarter. On July 1, 2019, the Company completed two third-party operator transitions: Mason & Rook Hotel and Donovan Hotel, both in Washington, D.C., are now operated by Viceroy Hotels & Resorts. On July 15, 2019, the Company announced that it had executed a license agreement to convert its Paradise Point Resort & Spa in San Diego, California, to a Margaritaville Island Resort after a comprehensive renovation. Year to date, the Company has made considerable progress on its strategic property repositionings, completing third-party operator or brand changes at 9 hotels and resorts across the portfolio.

Capital Investments

In the third quarter, the Company completed $42.1 million of capital investments throughout its portfolio. The Company has completed $111.1 million of capital investments and projects year to date through September 2019, including the first phase of major renovation and property improvements at Hilton San Diego Resort & Spa, which was completed in the third quarter.

The Company intends to start additional major renovation and repositioning projects in the fourth quarter of 2019 or early next year, with completion expected in the first half of next year, including:

▪
Donovan Hotel (estimated at $25.0 million, or $130 thousand per key), which will encompass an exhaustive redevelopment and repositioning, expected to begin with the closure of the hotel by the end of November, and upon anticipated completion in the second quarter of 2020, the hotel will be relaunched as the seventh hotel in the Company’s “Unofficial Z Collection” proprietary brand;

▪
Westin San Diego Gaslamp Quarter (estimated at $16.0 million), which will consist of a guestroom, lobby, restaurant and bar renovation to commence next month, expected to be completed in the first quarter of 2020;

▪	Embassy Suites San Diego Bay Downtown (estimated at $16.0 million), which will receive a comprehensive guest suite renovation to also commence next month and be completed in the first quarter of 2020;

▪
Le Parc Suite Hotel (estimated at $12.5 million), which will consist of a comprehensive hotel renovation, including the guestrooms, lobby and public areas, to commence in the first quarter of 2020, expected to be completed in the second quarter of 2020;

▪
Viceroy Santa Monica Hotel (estimated at $12.0 million), which will undergo a lobby, public area and meeting space renovation, featuring both interior and exterior enhancements, expected to commence late in the fourth quarter of 2019 and be completed in the second quarter of 2020;

▪
Hilton San Diego Resort & Spa Phase 2 (estimated at $10.5 million), which will undergo a reconfiguration and complete renovation of the public areas including the porte-cochere, lobby, entry, pool, restaurants and bars, retail shop, creation of additional event venues, and upgrading of guestrooms and suites, expected to begin late this year and be completed in the second quarter of 2020;

▪
Chaminade Resort & Spa (estimated at $10.0 million), which will reposition the property through a redevelopment of the property’s public space, restaurant, lobby, porte-cochere/entry, exterior patio, all meeting space and venues commencing late in the fourth quarter or early in the first quarter, expected to be completed in the second quarter of 2020; and

▪
Mason & Rook Hotel (estimated at $8.0 million), which will undergo a complete renovation and upgrading of the entry, lobby, guestrooms, restaurant and bar areas, rooftop pool, bar venue and its meeting spaces beginning in the first quarter of 2020, expected to be completed late in the second quarter of 2020, at which time it will be rebranded as the Viceroy Washington, D.C.

Additionally, the Company intends to continue the following upgrade and repositioning program:

▪
The Marker Resort Key West (estimated at $5.0 million), which commenced in the third quarter of 2019, including a renovation of the lobby, pool area, bar, restaurant, fitness center, corridors, guestrooms and an addition of suites, expected to be completed by the end of 2019.

Update on Strategic Disposition Plan

During the third quarter, the Company completed $138.2 million of property sales, including Hotel Amarano Burbank in Los Angeles, California, for $72.9 million, Rouge Hotel in Washington, D.C. for $42.0 million, and Hotel Madera in Washington, D.C. for $23.3 million. In combination with the $310.8 million of sales from the first and second quarters of 2019, the Company has sold properties for a total of $449.0 million year to date.

In October 2019, the Company also announced it executed a contract to sell the Topaz Hotel in Washington, D.C. for $33.0 million. This sale is subject to normal closing conditions, and the Company offers no assurances that the sale will be completed on these terms, or at all. The Company is targeting to complete the transaction late in the fourth quarter of 2019.

The Company continues to be encouraged with pricing levels and overall buyer interest in the investment markets. The Company estimates it will complete or execute contracts to sell an additional $150.0 million of properties during the fourth quarter, which includes the sale of Topaz Hotel for $33.0 million, and an additional $117.0 million for other properties.

Since the Company commenced its strategic disposition plan on November 30, 2018, and assuming the sale of Topaz Hotel is completed, 13 hotels will have been successfully sold or contracted to sell, generating approximately $1.33 billion of gross sales proceeds. The sales to date, including the assumed sale of Topaz Hotel, reflect a very favorable 15.6x EBITDA multiple and a 5.5 percent net operating income capitalization rate (after an assumed annual capital reserve of 4.0 percent of total hotel revenues) based on the operating performance for 2018 of the properties sold.

Balance Sheet and Shareholder Distributions

As of September 30, 2019, the Company had $2.2 billion in consolidated debt at an effective weighted-average interest rate of 3.5 percent. Approximately $1.8 billion, or 80 percent of the Company’s total outstanding debt, was at a weighted-average fixed interest rate of 3.5 percent, and approximately $0.4 billion, or 20 percent, was at a weighted-average floating interest rate of 3.6 percent. Of the Company’s outstanding debt, $2.0 billion was in the form of unsecured term loans and $100.0 million was outstanding on its $650.0 million senior unsecured revolving credit facility. As of September 30, 2019, the Company had $56.8 million of consolidated cash, cash equivalents and restricted cash.

As of September 30, 2019, the Company’s fixed charge coverage ratio was 3.0 times, and total net debt to trailing 12-month corporate EBITDA was 4.6 times.

On September 16, 2019, the Company declared a regular quarterly cash dividend of $0.38 per share on its common shares as well as a regular quarterly cash dividend for the following preferred shares of beneficial interest:

▪	$0.40625 per 6.50% Series C Cumulative Redeemable Preferred Share;

▪	$0.39844 per 6.375% Series D Cumulative Redeemable Preferred Share;

▪	$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share; and

▪	$0.39375 per 6.30% Series F Cumulative Redeemable Preferred Share.

2019 Outlook

The Company is adjusting its 2019 Outlook to reflect the third quarter results and the expectation that the slowing hotel demand trends and economic uncertainty experienced throughout the third quarter will continue in the fourth quarter.

The 2019 Outlook, which assumes $600.0 million of assets are sold over the course of 2019, with $449.0 million sold year to date and approximately $150.0 million of additional assets sold by the end of the year, is as follows:

	Updated 2019 Outlook as of October 24, 2019		Variance to Prior Outlook as of July 25, 2019
	Low	High	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income	$99.2	$103.2	($51.0)	($53.0)

Adjusted EBITDAre	$472.7	$476.7	($7.7)	($9.7)
Adjusted EBITDAre growth rate	85.5%	87.0%	(3.0%)	(3.8%)

Adjusted FFO	$336.9	$340.9	($7.0)	($9.0)
Adjusted FFO per diluted share	$2.57	$2.60	($0.05)	($0.07)
Adjusted FFO per diluted share growth rate	4.9%	6.1%	(2.0%)	(2.9%)

This 2019 Outlook is based, in part, on the following estimates and assumptions:

Asset Sales during 2019	$600.0	$600.0	—	—
Q4 Asset Sales at a 5.5% 2018 NOI Capitalization Rate	$150.0	$150.0	$30.0	$30.0

U.S. GDP growth rate	1.5%	2.0%	—	—
U.S. Hotel Industry RevPAR growth rate	0.6%	1.0%	(40 bps)	(100 bps)

Same-Property RevPAR	$209	$211	($1)	($1)
Same-Property RevPAR growth rate	0.6%	1.2%	(0.4%)	(0.8%)

Same-Property EBITDA	$509.5	$513.5	($7.7)	($9.7)
Same-Property EBITDA growth rate	(2.1%)	(1.4%)	(150 bps)	(200 bps)
Same-Property EBITDA Margin	32.1%	32.2%	(0.5%)	(0.5%)
Same-Property EBITDA Margin growth rate	(100 bps)	(90 bps)	(50 bps)	(50 bps)

Corporate cash general and administrative expenses	$26.6	$26.6	($0.5)	($0.5)
Corporate non-cash general and administrative expenses	$8.4	$8.4	—	—
Preopening and other corporate expenses	$3.2	$3.2	—	—

Total capital investments related to renovations, capital maintenance and return on investment projects	$160.0	$170.0	$10.0	—

Weighted-average fully diluted shares and units	131.0	131.0	(0.1)	(0.1)

The Company’s Outlook for the fourth quarter of 2019 is as follows:

	Fourth Quarter 2019 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income (loss)	$3.0	$7.0

Q4 Asset Sales at a 5.5% 2018 NOI Capitalization Rate	$150.0	$150.0

Same-Property RevPAR	$192	$196
Same-Property RevPAR growth rate	0.0%	2.0%

Same-Property EBITDA	$103.8	$107.8
Same-Property EBITDA growth rate	(3.5%)	0.2%
Same-Property EBITDA Margin	28.6%	29.1%
Same-Property EBITDA Margin growth rate	(75 bps)	(25 bps)

Adjusted EBITDAre	$94.2	$98.2
Adjusted EBITDAre growth rate	76.3%	83.8%

Adjusted FFO	$64.0	$68.0
Adjusted FFO per diluted share	$0.49	$0.52
Adjusted FFO per diluted share growth rate	48.5%	57.6%

Weighted-average fully diluted shares and units	131.1	131.1

The 2019 Outlook excludes the following hotels from Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA growth rate, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate:

▪	Liaison Capitol Hill and Hotel Palomar Washington, DC for all quarters of both 2019 and 2018 due to their sales during the first quarter of 2019;

▪	Onyx Hotel for the second, third and fourth quarters of both 2019 and 2018 due to its sale during the second quarter of 2019;

▪	Hotel Amarano Burbank, Rouge Hotel and Hotel Madera for the third and fourth quarters of both 2019 and 2018 due to their sales during the third quarter of 2019;

▪	Topaz Hotel for the fourth quarter of both 2019 and 2018 due to its pending sale, expected to be completed during the fourth quarter of 2019; and

▪	Donovan Hotel for the fourth quarter of both 2019 and 2018 due to its expected closure in the fourth quarter of 2019 for redevelopment, renovation and rebranding.

If any of the foregoing estimates and assumptions prove to be inaccurate, actual results, including the outlook, may vary and could vary significantly from the amounts shown above.

Third Quarter 2019 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, October 25, 2019, at 9:00 AM ET. To participate in the conference call, please dial (877) 705-6003 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes before the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly-traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 57 hotels, totaling approximately 14,100 guestrooms across 16 urban and resort markets, with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDAre, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

All information in this press release is as of October 24, 2019. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for per share data)

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$6,329,968	$6,534,193
Hotels held for sale	28,851	—
Ground lease asset, net	—	199,745
Cash and cash equivalents	29,758	83,366
Restricted cash	27,048	24,445
Hotel receivables (net of allowance for doubtful accounts of $517 and $526, respectively)	70,990	59,897
Prepaid expenses and other assets	57,998	76,702
Total assets	$6,544,613	$6,978,348

LIABILITIES AND EQUITY

Liabilities:
Unsecured revolving credit facilities	$100,000	$170,000
Term loans, net of unamortized deferred financing costs	1,963,828	2,409,284
Senior unsecured notes, net of unamortized deferred financing costs	99,540	99,469
Mortgage loans, net of unamortized deferred financing costs	66,360	68,145
Accounts payable and accrued expenses	537,016	360,279
Deferred revenues	56,995	54,741
Accrued interest	5,674	2,741
Liabilities related to hotels held for sale	298	—
Distribution payable	58,436	43,759
Total liabilities	2,888,147	3,208,418
Commitments and contingencies

Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $510,000 at September 30, 2019 and December 31, 2018), 100,000,000 shares authorized; 20,400,000 shares issued and outstanding at September 30, 2019 and December 31, 2018	204	204
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 130,484,956 issued and outstanding at September 30, 2019 and 130,311,289 issued and outstanding at December 31, 2018	1,305	1,303
Additional paid-in capital	4,067,529	4,065,804
Accumulated other comprehensive income (loss)	(36,672)	1,330
Distributions in excess of retained earnings	(386,631)	(308,806)
Total shareholders' equity	3,645,735	3,759,835
Non-controlling interests	10,731	10,095
Total equity	3,656,466	3,769,930
Total liabilities and equity	$6,544,613	$6,978,348

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Revenues:
Room	$296,622	$146,907	$851,899	$411,396
Food and beverage	90,088	43,141	274,803	136,919
Other operating	36,842	15,432	106,102	44,721
Total revenues	$423,552	$205,480	$1,232,804	$593,036

Expenses:
Hotel operating expenses:
Room	$71,878	$34,675	$209,707	$99,540
Food and beverage	64,690	30,687	194,981	93,611
Other direct and indirect	110,922	54,301	330,617	160,663
Total hotel operating expenses	247,490	119,663	735,305	353,814
Depreciation and amortization	69,775	24,765	177,376	74,229
Real estate taxes, personal property taxes, property insurance, and ground rent	31,588	11,206	94,009	35,809
General and administrative	8,315	6,663	25,753	14,794
Transaction costs	4,035	3,188	7,576	5,545
(Gain) loss and other operating expenses	1,529	(357)	6,219	(11,376)
Total operating expenses	362,732	165,128	1,046,238	472,815
Operating income (loss)	60,820	40,352	186,566	120,221
Interest expense	(26,465)	(12,647)	(84,512)	(33,274)
Other	7	3,931	23	29,409
Income (loss) before income taxes	34,362	31,636	102,077	116,356
Income tax (expense) benefit	(4,382)	(1,719)	(5,924)	(3,628)
Net income (loss)	29,980	29,917	96,153	112,728
Net income (loss) attributable to non-controlling interests	89	125	254	424
Net income (loss) attributable to the Company	29,891	29,792	95,899	112,304
Distributions to preferred shareholders	(8,139)	(4,023)	(24,417)	(12,070)
Net income (loss) attributable to common shareholders	$21,752	$25,769	$71,482	$100,234

Net income (loss) per share available to common shareholders, basic	$0.17	$0.37	$0.55	$1.45
Net income (loss) per share available to common shareholders, diluted	$0.17	$0.37	$0.55	$1.44

Weighted-average number of common shares, basic	130,484,956	68,912,185	130,467,193	68,900,402
Weighted-average number of common shares, diluted	130,622,130	69,255,858	130,690,342	69,267,098

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Net income (loss)	$29,980	$29,917	$96,153	$112,728
Adjustments:
Depreciation and amortization	69,712	24,713	177,195	74,072
FFO	$99,692	$54,630	$273,348	$186,800
Distribution to preferred shareholders	(8,139)	(4,023)	(24,417)	(12,070)
FFO available to common share and unit holders	$91,553	$50,607	$248,931	$174,730
Transaction costs	4,035	3,188	7,576	5,545
Non-cash ground rent	1,318	600	3,274	1,807
Management/franchise contract transition costs	810	7	4,783	55
Interest expense adjustment for acquired liabilities	216	184	689	702
Capital lease adjustment	810	143	2,193	427
Non-cash amortization of acquired intangibles	(315)	334	(1,050)	610
Estimated hurricane related repairs and cleanup costs	—	74	—	1,452
Gain on insurance settlement	—	(866)	(672)	(13,954)
Business interruption proceeds	—	866	672	6,135
Unrealized gain on investment	—	(3,891)	—	(24,070)
Non-cash interest expense	1,379	—	4,761	—
Early extinguishment of debt	726	—	1,698	—
Adjusted FFO available to common share and unit holders	$100,532	$51,246	$272,855	$153,439

FFO per common share - basic	$0.70	$0.73	$1.90	$2.53
FFO per common share - diluted	$0.70	$0.73	$1.90	$2.51
Adjusted FFO per common share - basic	$0.77	$0.74	$2.09	$2.22
Adjusted FFO per common share - diluted	$0.77	$0.74	$2.08	$2.21

Weighted-average number of basic common shares and units	130,854,912	69,148,536	130,837,149	69,136,753
Weighted-average number of fully diluted common shares and units	130,992,086	69,492,209	131,060,298	69,503,449

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Estimated hurricane related repairs and cleanup costs: The Company excludes estimated hurricane related repairs and cleanup costs during the period because it believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- Unrealized gain on investment: The Company excludes the unrealized gain on investment because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash interest expense and early extinguishment of debt: The Company excludes non-cash interest expense and early extinguishment of debt because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Net income (loss)	$29,980	$29,917	$96,153	$112,728
Adjustments:
Interest expense	26,465	12,647	84,512	33,274
Income tax expense (benefit)	4,382	1,719	5,924	3,628
Depreciation and amortization	69,775	24,765	177,376	74,229
EBITDA / EBITDAre	$130,602	$69,048	$363,965	$223,859
Transaction costs	4,035	3,188	7,576	5,545
Non-cash ground rent	1,318	600	3,274	1,807
Management/franchise contract transition costs	810	7	4,783	55
Non-cash amortization of acquired intangibles	(315)	334	(1,050)	610
Estimated hurricane related repairs and cleanup costs	—	74	—	1,452
Gain on insurance settlement	—	(866)	(672)	(13,954)
Business interruption proceeds	—	866	672	6,135
Unrealized gain on investment	—	(3,891)	—	(24,070)
Adjusted EBITDAre	$136,450	$69,360	$378,548	$201,439

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Estimated hurricane related repairs and cleanup costs: The Company excludes estimated hurricane related repairs and cleanup costs during the period because it believes that including these adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- Unrealized gain on investment: The Company excludes the unrealized gain on investment because the Company believes that including this adjustment in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Strategic Disposition Program Summary
(Unaudited)

	Date of disposition	Sales price ($ in millions)	EBITDA multiple		Net operating capitalization rate	Sales price per key ($ in thousands)

Hotel dispositions:
Park Central San Francisco and Park Central New York / WestHouse New York	11/30/2018	$715.0	16.5	x	5.1%	$443
Gild Hall, New York	11/30/2018	38.8	15.8	x	5.3%	298
Embassy Suites Philadelphia Center City	11/30/2018	67.0	11.0	x	8.1%	233
The Grand Hotel Minneapolis	12/4/2018	30.0	8.5	x	10.4%	214
The Liaison Capitol Hill	2/14/2019	111.0	16.9	x	4.9%	324
Hotel Palomar Washington, DC	2/22/2019	141.5	14.9	x	5.9%	422
Onyx Hotel	5/29/2019	58.3	15.3	x	5.9%	521
Hotel Amarano Burbank	7/16/2019	72.9	15.8	x	5.7%	552
Rouge Hotel	9/12/2019	42.0	17.4	x	5.0%	307
Hotel Madera	9/26/2019	23.3	14.3	x	5.7%	284
Topaz Hotel*	TBD	33.0	19.5	x	4.4%	333

Total / Average		$1,333	15.6	x	5.52%	$391

The EBITDA multiple and net operating capitalization rate are based on the applicable hotel's estimated trailing twelve-month operating performance for 2018. The net operating income capitalization rate is based on an assumed annual capital reserve of 4.0% of total hotel revenues. The EBITDA Multiple and net operating capitalization rate for Hotel Amarano Burbank reflect an estimated adjustment for the annualized impact of real estate taxes for California's Proposition 13 because the Company believes the adjusted hotel results for this period provide investors and analysts with an understanding of the hotel-level operating performance.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

*The contracted sale of Topaz Hotel is subject to normal closing conditions, and the Company offers no assurances that this sale will be completed.

Pebblebrook Hotel Trust
Reconciliation of 2019 Outlook Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending December 31, 2019		Year ending December 31, 2019
	Low	High	Low	High

Net income (loss)	$3	$7	$99	$103
Adjustments:
Depreciation and amortization	80	80	257	257
Loss (gain) on sale of hotel properties	(21)	(21)	(21)	(21)
FFO	$62	$66	$335	$339
Distribution to preferred shareholders	(8)	(8)	(33)	(33)
FFO available to common share and unit holders	$54	$58	$302	$306
Non-cash ground rent	4	4	7	7
Non-cash interest expense	1	1	6	6
Other	5	5	22	22
Adjusted FFO available to common share and unit holders	$64	$68	$337	$341

FFO per common share - diluted	$0.41	$0.44	$2.31	$2.34
Adjusted FFO per common share - diluted	$0.49	$0.52	$2.57	$2.60

Weighted-average number of fully diluted common shares and units	131.1	131.1	131.0	131.0

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Non-cash interest expense: The Company excludes non-cash interest expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, capital lease adjustment, non-cash amortization of acquired intangibles and estimated hurricane related repairs and cleanup costs because the Company believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of 2019 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending December 31, 2019		Year ending December 31, 2019
	Low	High	Low	High

Net income (loss)	$3	$7	$99	$103
Adjustments:
Interest expense and income tax expense	24	24	114	114
Depreciation and amortization	80	80	257	257
EBITDA	$107	$111	$470	$474
Loss (gain) on sale of hotel properties	(21)	(21)	(21)	(21)
EBITDAre	$86	$90	$449	$453
Non-cash ground rent	4	4	7	7
Other	4	4	17	17
Adjusted EBITDAre	$94	$98	$473	$477

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses of on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, non-cash amortization of acquired intangibles and estimated hurricane related repairs and cleanup costs because the Company believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Same-Property Occupancy	87.2%	88.6%	83.1%	83.9%
Increase/(Decrease)	(1.6%)		(1.0%)
Same-Property ADR	$259.96	$261.57	$258.95	$254.09
Increase/(Decrease)	(0.6%)		1.9%
Same-Property RevPAR	$226.67	$231.73	$215.28	$213.29
Increase/(Decrease)	(2.2%)		0.9%

Same-Property Total RevPAR	$323.82	$327.07	$311.83	$306.86
Increase/(Decrease)	(1.0%)		1.6%

Notes:
This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2019. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2019 and excludes Onyx Hotel for Q2 and Q3 in both 2019 and 2018 due to its sale in the second quarter of 2019 as well as Hotel Amarano Burbank, Rouge Hotel and Hotel Madera for Q3 in both 2019 and 2018 due to their sales in the third quarter of 2019.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended September 30,	Nine months ended September 30,
	2019	2019
Same-Property RevPAR variance to prior-year period:
Boston	1.7%	4.5%
San Diego	0.8%	2.2%
Southern Florida	(0.5%)	4.8%
Portland	(2.5%)	(4.0%)
Los Angeles	(2.5%)	(2.5%)
Other	(2.7%)	(2.5%)
Washington DC	(4.2%)	(4.4%)
San Francisco	(4.9%)	6.2%
Chicago	(6.0%)	(6.4%)
Seattle	(7.9%)	(7.8%)

East Coast	(0.4%)	1.4%
West Coast	(2.7%)	1.4%

Notes:
This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2019. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2019 and excludes Onyx Hotel for Q2 and Q3 in both 2019 and 2018 due to its sale in the second quarter of 2019 as well as Hotel Amarano Burbank, Rouge Hotel and Hotel Madera for Q3 in both 2019 and 2018 due to their sales in the third quarter of 2019.

"Other" includes Atlanta (Buckhead), GA; Nashville, TN; New York City, NY; Philadelphia, PA; and Santa Cruz, CA.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Same-Property Revenues:
Room	$294,291	$300,851	$845,234	$837,388
Food and beverage	89,675	86,421	273,246	264,616
Other	36,449	37,365	105,832	102,735
Total hotel revenues	420,415	424,637	1,224,312	1,204,739

Same-Property Expenses:
Room	$71,036	$71,188	$207,467	$204,882
Food and beverage	64,179	60,400	193,106	182,771
Other direct	6,561	6,280	18,435	17,836
General and administrative	31,110	30,240	93,689	90,882
Information and telecommunication systems	5,554	5,502	16,910	17,115
Sales and marketing	30,735	29,448	90,476	87,976
Management fees	10,866	14,236	34,534	38,102
Property operations and maintenance	12,736	12,143	38,262	36,377
Energy and utilities	10,418	10,211	28,900	27,876
Property taxes	19,074	17,026	59,853	53,251
Other fixed expenses	13,056	12,819	36,948	34,616
Total hotel expenses	275,325	269,493	818,580	791,684

Same-Property EBITDA	$145,090	$155,144	$405,732	$413,055

Same-Property EBITDA Margin	34.5%	36.5%	33.1%	34.3%

Notes:
This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2019. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2019 and excludes Onyx Hotel for Q2 and Q3 in both 2019 and 2018 due to its sale in the second quarter of 2019 as well as Hotel Amarano Burbank, Rouge Hotel and Hotel Madera for Q3 in both 2019 and 2018 due to their sales in the third quarter of 2019.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2018	2018	2018	2018	2018

Occupancy	76%	87%	89%	77%	82%
ADR	$238	$263	$262	$247	$253
RevPAR	$181	$229	$232	$192	$208

Hotel Revenues	$340.1	$424.1	$424.6	$371.1	$1,559.8
Hotel EBITDA	$95.6	$156.9	$155.1	$109.1	$516.8
Hotel EBITDA Margin	28.1%	37.0%	36.5%	29.4%	33.1%

	First Quarter	Second Quarter	Third Quarter
	2019	2019	2019

Occupancy	76%	87%	87%
ADR	$251	$268	$260
RevPAR	$190	$232	$227

Hotel Revenues	$355.8	$433.2	$420.4
Hotel EBITDA	$98.4	$157.5	$145.1
Hotel EBITDA Margin	27.7%	36.3%	34.5%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of September 30, 2019. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.